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                                                                   EXHIBIT 10.47

                                  June 30, 2006

Motorola, Inc.
1303 E. Algonquin Road
Schaumburg, IL 60196

Ladies and Gentleman:

     Motorola, Inc. and Clearwire Corporation have entered into various agreements for (a) the purchase by Motorola, Inc. ("Motorola") (i) of shares of Class A Common Stock of Clearwire Corporation ("Clearwire"), and (ii) of all of the issued and outstanding shares of capital stock of NextNet Wireless, Inc. ("NextNet") pursuant to that Stock Purchase Agreement dated of even date herewith by and among Clearwire, NextNet and Motorola (the "SPA") and (b) various commercial relationships to be entered into by Motorola and Clearwire US LLC ("Clearwire LLC"), Motorola and Clearwire hereby agree to the terms and obligations of this letter agreement (the "Agreement").

     1. Development of Dual Mode ASIC. Section 5.1 (e) of the SPA prohibits Clearwire from entering into any exclusive or sole licensing arrangement regarding any Intellectual Property Rights of NextNet and its Subsidiaries or entering into any non-exclusive licenses other than those non-exclusive use licenses for NextNet's products and related Intellectual Property Rights of NextNet that are entered into the ordinary course of business consistent with past practice, without Motorola's prior written consent. Clearwire desires to cause NextNet to enter into a contract with one Dual Mode ASIC developer, not otherwise engaged in the development, manufacture or distribution of Wireless Broadband Infrastructure Products or Subscriber Products (as defined in the respective Supply Agreements, as defined below), prior to the Closing of the SPA to facilitate development of Dual Mode devices, as defined in the Supply Agreements (the "ASIC Contract"). Clearwire wants to ensure that work on Dual Mode development activity continues following execution of the SPA, to increase the likelihood that the Dual Mode development work will be completed on Clearwire's desired schedule following the Closing. Such ASIC Contract would be a Material Contract and not in the ordinary course of business. Motorola hereby consents to NextNet entering into the ASIC Contract subject to the following:

          (a) Clearwire shall give Motorola, Intel Corporation, and a third party selected by Clearwire the opportunity to make a proposal for this work, it being understood that Clearwire will have the right to select the developer for such work.

          (b) Clearwire will fund up to $3,000,000 for such ASIC development work.

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          (c) To the extent necessary to induce a developer to enter into a contract to perform such ASIC development work, Clearwire may cause NextNet to provide such developer with volume purchase commitments, provided that Clearwire agrees to back stop such volume commitments with orders placed with Motorola.

          (d) Clearwire will obtain on behalf of NextNet grant back rights from the developer to make, have made, use and sell the Dual Mode ASIC, and Clearwire will not, nor will it permit NextNet to, provide such ASIC developer the right to grant licenses to other ODMs (design-ins) for: (i) IP owned by NextNet covering the ASIC for Dual Modes devices or (ii) IP developed by or on behalf of NextNet covering the ASIC for Dual Mode devices.

     2. Review of NextNet Cost Structure. Pursuant to the Wireless Broadband System Infrastructure Agreement and the Wireless Broadband CPE Supply Agreement described in the SPA (the "Supply Agreements") the parties have agreed to specific product pricing set forth on Exhibit A to each Supply Agreement. Such pricing was based on representations by Clearwire of NextNet's product component costs multiplied by a factor of (a) 1.33 plus warranty of 1.5% for Infrastructure products and (b) 1.15 plus warranty of 1.5% for CPE products. In order to confirm the pricing set forth in the Supply Agreements, between signing of the SPA and Closing under the SPA, Motorola will be permitted to review NextNet product component costs as they relate to such product pricing. Motorola will, subject to appropriate confidentiality protections, utilize the services of a national accounting firm to review NextNet's cost structure with respect to such product component costs. If NextNet's product component costs differ from those represented by Clearwire, the parties will adjust the pricing under the Supply Agreements such that the pricing equals the actual product component costs multiplied by the factors set forth above.

     3. Party Relationship. Each party is an independent contractor and not an agent, joint venturer, or representative of the other, and neither party may create any obligations or responsibilities on behalf of or in the name of the other. Under no circumstances may either party hold itself out to be a partner, employee, franchisee, representative, servant or agent of the other party. Neither party will impose or create any obligation or responsibility, express or implied, or make any promises, representations or warranties on behalf of the other party, other than as expressly provided herein.

     4. Waiver. The failure of either party to insist in any one or more instances, upon the performance of any of the terms or conditions or to exercise any right contained in this Agreement will not be construed as a waiver or relinquishment of the future performance of any terms or conditions or the future exercise of such right, but the obligation of the other party with respect to such future performance will continue in full force and effect.

     5. Dispute Resolution: Injunctive Relief. Any claims or disputes between the parties will be submitted to non-binding mediation prior to initiation of any formal legal process provided, however, that this provision does not preclude either party from resorting to judicial proceedings if: (i) good faith efforts to resolve the dispute under mediation are unsuccessful; or (ii) the claim or dispute relates to intellectual property rights; or (iii) a party seeks injunctive relief, such as a temporary restraining order. Each party agrees that the other party shall be


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entitled to seek injunctive relief to prevent breaches of the provisions of
Section 5 hereof and to specifically enforce the provisions of Section 5 hereof in addition to any other remedy to which such party may be entitled at law or in equity.

     6. Notices. All notices, requests, demands, instructions, documents and other communications to be given under this Agreement to any party shall be in writing and sent to the address/fax number set forth on the signature page below (provided that any party may at any time change its address for notice or other such information by giving written notice thereof in writing to the other parties hereto).

     7. General. Except as otherwise expressly permitted, no alterations or modifications of this Agreement will be binding upon either Clearwire or Motorola unless made in writing and signed by an authorized representative of each party. If any term or condition of this Agreement is to any extent held by a court or other tribunal to be invalid, void or unenforceable, then that term or condition will be inoperative and void, but the remaining rights and obligations of the parties will be construed and enforced as if this Agreement did not contain the particular term or condition held to be invalid, void or unenforceable. This Agreement will accrue to the benefit of and be binding upon the parties hereto and any successor entity into which either party will have been merged or consolidated or to which either party will have sold or transferred all or substantially all its assets, but it will not be otherwise assigned by either party without the prior written consent of the other party. The parties agree that any consent to a requested assignment will not be unreasonably withheld or delayed. This Agreement will be governed by the laws of the State of New York, without regard to conflict of law rules of New York.

     Please confirm that the above correctly reflects our understanding and agreement with respect to the foregoing matters by signing the enclosed copy of this letter and returning such copy to the Company.

                                        Very truly yours,

CLEARWIRE CORPORATION                   Address: 5808 Lake Washington Blvd. NE
                                                 Suite 300
                                                 Kirkland, WA 98033
By: /s/ Benjamin G. Wolff               Fax No.: (425) 216-7776
    ---------------------------------
Name: Benjamin G. Wolff
Title: Co-Chief Executive Officer


Agreed and Accepted:

MOTOROLA, INC.                          Address: 1501 W. Shure Drive
                                                 Arlington Heights, IL 60004
                                        Fax No.: (847) 632-2683
By: /s/ Donald F. Mcclellan
    ---------------------------------
Name: Donald F. Mcclellan
Title: Corporate Vice President


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